As filed with the U.S. Securities and Exchange Commission on November 10, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_________________________

Evolution Global Acquisition Corp
(Exact name of registrant as specified in its charter)

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Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2727 LBJ Freeway Suite 1010
Farmers Branch, TX 75234
Tel: (214) 775-0614
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Stephen Silver
Chief Executive Officer
2727 LBJ Freeway Suite 1010
Farmers Branch, TX 75234
Tel: (405) 317-2191
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Mitchell S. Nussbaum, Esq. David J. Levine, Esq. Julia Aryeh, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 Tel: (212) 407-4000	Matthew Roberts, Esq. Maples and Calder (Hong Kong) LLP 26th Floor, Central Plaza 18 Harbour Road, Wanchai, Hong Kong Tel: +852 2522 9333	Alan I. Annex, Esq. Jason T. Simon, Esq. Tricia Branker, Esq. Adam S. Namoury, Esq. Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1000 McLean, Virginia 22102 Tel: (703) 749-1300

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-289152

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Evolution Global Acquisition Corp, a blank check company incorporated as a Cayman Islands exempted company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-289152), initially filed by the Registrant on July 31, 2025 and became automatically effective at 5:30 p.m. Eastern Time on November 10, 2025 pursuant to Section 8(a) of the Securities Act (the “Prior Registration Statement”).

This Registration Statement covers the registration of an additional 3,500,000 of the Registrant’s units, each consisting of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission (the “Commission”) that (1) it has instructed its bank to pay the filing fee set forth in Exhibit 107 filed herewith by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of November 11, 2025), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than November 11, 2025.

Part II

Information not required in prospectus

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits.    All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (File No. 333-289152) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
5.2	Opinion of Maples and Calder (Hong Kong), Cayman Islands counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Loeb & Loeb LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (Hong Kong) LLP (included on Exhibit 5.2).
107	Filing Fee Table.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Princeton, New Jersey, on the 10th day of November, 2025.

EVOLUTION GLOBAL ACQUISITION CORP
By:	/s/ Stephen Silver
Name:	Stephen Silver
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned constitutes and appoints Stephen Silver and Arthur Chen, each as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstituting, for such person and in his name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Stephen Silver	Chief Executive Officer and Chairman	November 10, 2025
Stephen Silver	(principal executive officer)
/s/ Arthur Chen	Chief Financial Officer	November 10, 2025
Arthur Chen	(principal financial and accounting officer)
/s/ Ashley Zumwalt-Forbes	Chief Operating Officer and Director	November 10, 2025
Ashley Zumwalt-Forbes
/s/ Matthew Ryan Langford	Director	November 10, 2025
Matthew Ryan Langford
/s/ Erez Ichilov	Director	November 10, 2025
Erez Ichilov

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